EXHIBIT 23.1


            INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


      We consent to the incorporation by reference of our report on the Company dated August 30, 1996, which is included in the Oil-Dri Corporation of America Form 10-K for the fiscal year ended July 31, 1996, in the Registration Statement on Form S-3 pertaining to the Oil-Dri Corporation of America Long-Term Incentive Plan. We likewise consent to all references to us in such Registration Statement on Form S-3 and the related Prospectus.




               Blackman Kallick Bartelstein, LLP



Chicago, Illinois
May 16, 1997

                         EXHIBIT INDEX


      8.1   Opinion and Consent of Sonnenschein Nath & Rosenthal.
      23.1 Consent of Blackman Kallick Bartelstein LLP, independent auditors